UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 28, 2010

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Milton, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2010, the Board of Directors of Exide Technologies (the "Company") appointed Bruce Cole President--Exide Americas effective January 1, 2011. In the newly created position, Mr. Cole will oversee the combined industrial and transportation businesses.

Mr. Cole, 47, previously served as President--Transportation Americas since August 2007 and was previously Vice President and General Manager, North America Recycling. Mr. Cole joined the Company in 2000 in connection with the Company's acquisition of GNB Technologies, Inc. An increase in Mr. Cole's base salary from $308,400 to $370,080 was approved by the Compensation Committee of the Board on November 28, 2010. There will be no change in Mr. Cole's Long-Term Incentive Plan or Annual Incentive Plan targets. A copy of the press release announcing Mr. Cole's appointment is included as Exhibit 99.1 to this Current Report on Form 8-K.

Effective January 1, 2011, Mitchell S. Bregman will no longer serve as President--Industrial Energy Americas. The terms of Mr. Bregman's severance are currently being finalized. It is expected that Mr. Bregman will remain with the Company for a short period to assist with the transition and other projects.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release dated November 30, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

November 30, 2010	By:	Phillip A. Damaska

Name: Phillip A. Damaska
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 30, 2010